                                                                   Exhibit 10.4

                          BIOTECH EQUIPMENT SCHEDULE
                               SCHEDULE NO. 001
                         DATED THIS DECEMBER 31, 1998
                           TO MASTER LEASE AGREEMENT
                         DATED AS OF DECEMBER 31, 1998

LESSOR & MAILING ADDRESS:                    LESSEE & MAILING ADDRESS:
----------------------------------------------------------------------

GENERAL ELECTRIC CAPITAL CORPORATION         MYRIAD GENETICS, INC.
4 NORTH PARK DRIVE SUITE 500                 320 WAKARA WAY
HUNT VALLEY,  MD 21030                       SALT LAKE CITY,  UT 84108

This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above ("AGREEMENT" said Agreement and this Schedule being collectively referred to as "LEASE"). This Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A.  EQUIPMENT:  Subject to the terms and conditions of the Lease, Lessor agrees to Lease to Lessee the Equipment described below (the "EQUIPMENT").
       -----------
    Number   Capitalized
    of Units Lessors Cost Manufacturer Serial Number Model and Type of Equipment
    -------- ------------ ------------ ------------- ---------------------------


    See Annex A Attached hereto and forming a part hereof

B.  FINANCIAL TERMS
1.  Advance Rent (if any):   $77,685.11                      5.  Basic Term Commencement Date:  JANUARY 1, 1999
2.  Capitalized Lessor's Cost:  $  $ 3,551,784.19            6.  Lessee Federal Tax ID No.:
3.  Basic Term (No. of Months):  48 Months.                  7.  Last Delivery Date:  DECEMBER 28, 1998
4.  Basic Term Lease Rate Factor:  2.1872                    8.  Daily Lease Rate Factor: .0729

9. First Termination Date: FORTY (40) months after the Basic Term Commencement Date.

10. Interim Rent: For the period from and including the Lease Commencement Date to but not including the Basic Term Commencement Date ("Interim Period"), Lessee shall pay as rent ("Interim Rent") for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on DECEMBER 31, 1998.

11. Basic Term Rent. Commencing on __ JANUARY 1, 1999 and on the same day of each month thereafter (each, a "Rent Payment Date") during the Basic Term, Lessee shall pay as rent ("Basic Term Rent") the product of the Basic Term Lease Rate Factor times the Capitalized Lessor's Cost of all Equipment on this Schedule.


C. TAX BENEFITS  Depreciation Deductions:

   1. Depreciation method is the 200% declining balance method, switching to straight line method for the 1st taxable year for which using the straight line method with respect to the adjusted basis as of the beginning of such year will yield a larger allowance
   2.   Recovery Period:  FIVE (5) YEARS.
   3.   Basis:  100% of Capitalized Lessors Cost.

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D. PROPERTY TAX

   APPLICABLE TO EQUIPMENT LOCATED IN 320 WAKARA WAY   SALT LAKE CITY, UT
   84108: Lessee agrees that it will not list any of such Equipment for property tax purposes or report any property tax assessed against such Equipment until otherwise directed in writing by Lessor. Upon receipt of any property tax bill pertaining to such Equipment from the appropriate taxing authority, Lessor will pay such tax and will invoice Lessee for the expense. Upon receipt of such invoice, Lessee will promptly reimburse Lessor for such expense.

   Lessor may notify Lessee (and Lessee agrees to follow such notification) regarding any changes in property tax reporting and payment responsibilities.

E. ARTICLE 2A NOTICE

   IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE APPLICABLE STATE, LESSOR HEREBY MAKES THE FOLLOWING DISCLOSURES TO LESSEE PRIOR TO EXECUTION OF THE LEASE, (A) THE PERSON(S) SUPPLYING THE EQUIPMENT IS SEE ANNEX A ATTACHED HERETO AND FORMING A PART HEREOF (THE "SUPPLIER(S)"), (B) LESSEE IS ENTITLED TO THE PROMISES AND WARRANTIES, INCLUDING THOSE OF ANY THIRD PARTY, PROVIDED TO THE LESSOR BY SUPPLIER(S), WHICH IS SUPPLYING THE EQUIPMENT OR DELIVERY OF THE SAME IN CONNECTION WITH OR AS PART OF THE CONTRACT BY WHICH LESSOR ACQUIRED THE EQUIPMENT AND (C) WITH RESPECT TO SUCH EQUIPMENT, LESSEE MAY COMMUNICATE WITH SUPPLIER(S) AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF SUCH PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR OF REMEDIES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE IN ARTICLE 2A AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY LIMIT OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES UNDER THE DEFAULT AND REMEDIES SECTION OF THE AGREEMENT.


F. STIPULATED LOSS AND TERMINATION VALUE TABLE*

   See Annex B attached hereto and forming a part hereof

   *The Stipulated Loss Value or Termination Value for any unit of Equipment shall be the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.


G. MODIFICATIONS AND ADDITIONS FOR THIS SCHEDULE ONLY

   For purposes of this Schedule only, the Agreement is amended as follows:

   1. The LEASING Section subsection (b) of the Lease is hereby deleted in its entirety and the following substituted in its stead:

        b) The obligation of Lessor to purchase the Equipment from Lessee and to lease the same to Lessee shall be subject to receipt by Lessor, on or prior to the earlier of the Lease Commencement Date or Last Delivery Date therefor, of each of the following documents in form and substance satisfactory to Lessor: (i) a Schedule for the Equipment (ii) evidence of insurance which complies with the requirements of the INSURANCE Section of the Lease, and (iii) such other documents as Lessor may reasonably request. Once the Schedule is signed, the Lessee may not cancel the Lease.

   2. The DELIVERY, USE AND OPERATION Section subsection (a) of the Lease shall be deleted and the following substituted in its stead:

        The parties acknowledge that this is a sale/leaseback transaction and the Equipment is in Lessee's possession as of the Lease Commencement Date.

   3.   BILL OF SALE

        Lessee, in consideration of the Lessor's payment of the amount set forth in B 2. above, which includes any applicable sales taxes (which payment Lessee acknowledges), hereby grants, sells, assigns, transfers and delivers to Lessor the Equipment along with whatever claims and rights Lessee may have against the manufacturer and/or Supplier of the Equipment, including but not limited to all warranties and representations. At Lessors request Lessee will cause Supplier to deliver to Lessor a written statement wherein the Supplier (i) agrees not to retain any security interest, lien or other encumbrance in or upon


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the Equipment at any time, and to execute such documents as Lessor may request to evidence the release of any such encumbrance, and (ii) represents and warrants to Lessor (x) that Supplier has previously conveyed full title to the Equipment to Lessee, (y) that the Equipment was delivered to Lessee and installation completed, and (z) that the final purchase price of the Equipment (or a specified portion of such purchase price) has been paid by Lessee.

      Lessor is purchasing the Equipment for leasing back to Lessee pursuant to the Lease. Lessee represents and warrants to Lessor that (i) Lessor will acquire by the terms of this Bill of Sale good title to the Equipment free from all liens and encumbrances whatsoever; (ii) Lessee has the right to sell the Equipment; and (iii) the Equipment has been delivered to Lessee in good order and condition, and conforms to the specifications, requirements and standards applicable thereto; and (iv) the equipment has been accurately labeled, consistent with the requirements of 40 CFR part 82 Subpart E, with respect to products manufactured with a controlled (ozone-depleting) substance.

      Lessee agrees to save and hold harmless Lessor from and against any and all federal, state, municipal and local license fees and taxes of any kind or nature, including, without limiting the generality of the foregoing, any and all excise, personal property, use and sales taxes, and from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions and suits resulting therefrom and imposed upon, incurred by or asserted against Lessor as a consequence of the sale of the Equipment to Lessor.

4.    ACCEPTANCE

      Pursuant to the provisions of the Lease, as it relates to this Schedule, Lessee hereby certifies and warrants that (i) all Equipment listed above has been delivered and installed (if applicable); (ii) Lessee has inspected the Equipment, and all such testing as it deems necessary has been performed by Lessee, Supplier or the manufacturer; and (iii) Lessee accepts the Equipment for all purposes of the Lease, the purchase documents and all attendant documents.

      Lessee does further certify that as of the date hereof (i) Lessee is not in default under the Lease; (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof and (iii) Lessee has reviewed and approves of the purchase documents for the Equipment, if any.

5.    EQUIPMENT SPECIFIC PROVISIONS

      The MAINTENANCE Section of the Lease is amended by adding the following as the fifth sentence in subsection (a):

      Lessee agrees that upon return of the Equipment, it will comply with all original manufacturer's performance specifications for new Equipment without expense to Lessor. Lessee shall, if requested by Lessor, obtain a certificate or service report from the manufacturer attesting to such condition.

      Each reference contained in this Agreement to:

      (a) "Adverse Environmental Condition"shall refer to (i) the existence or the continuation of the existence, of an Environmental Emission (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Emission), of, or exposure to, any substance, chemical, material, pollutant, Contaminant, odor or audible noise or other release or emission in, into or onto the environment (including, without limitation, the air, ground, water or any surface) at, in, by, from or related to any Equipment, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Equipment or (iii) the violation, or alleged violation of any statutes, ordinances, orders, rules regulations, permits or licenses of, by or from any governmental authority, agency or court relating to environmental matters connected with any Equipment.

      (b) "Affiliate"shall refer, with respect to any given Person, to any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

      (c) "Contaminant"shall refer to those substances which are regulated by or form the basis of liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls ("PCB's"), and radioactive substances, or other material or substance which has in the past or could in the future constitute a health, safety or environmental hazard to any Person, property or natural resources.

      (d) "Environmental Claim"shall refer to any accusation, allegation, notice of violation, claim, demand, abatement or other order on direction (conditional or otherwise) by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

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      (e) "Environmental Emission"shall refer to any actual or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Equipment, including, without limitation, the movement of any Contaminant or other substance through or in the air, soil, surface water, groundwater or property.

      (f) "Environmental Law"shall mean any federal, foreign, state or local law, rule or regulation pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq .), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq .), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq .), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq .), the Clean Air Act (42 U.S.C. Section 7401 et seq .), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq .), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 1361 et seq .), and the Occupational Safety and Health Act (19 U.S.C. Section 651 et seq .), as these laws have been amended or supplemented, and any analogous foreign, federal, state or local statutes, and the regulations promulgated pursuant thereto.

      (g) "Environmental Loss"shall mean any loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) and damages to, loss of the use of or decrease in value of the Equipment arising out of or related to any Adverse Environmental Condition.

      (h) "Person"shall include any individual, partnership, corporation, trust, unincorporated organization, government or department or agency thereof and any other entity.

      Lessee shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Lessor and its Affiliates, successors and assigns, directors, officers, employees and agents from and against any Environmental Claim or Environmental Loss.

      The provisions of this Schedule shall survive any expiration or termination of the Lease and shall be enforceable by Lessor, its successors and assigns.

      The MAINTENANCE Section subsection (a) of the Lease shall be amended by adding the following at the end thereof:

RETURN PROVISIONS: In addition to the provisions provided for in the RETURN OF EQUIPMENT Section of the Lease, and provided that Lessee has elected not to exercise its option to purchase the Equipment Lessee shall, at its expense:

      (a) at least one hundred twenty (120) days and not more thanone hundred eighty (180) days prior to expiration or earlier termination of the Lease, provide to Lessor a detailed inventory of all components of the Equipment. The inventory should include, but not be limited to, a listing of model and serial numbers for all components comprising the Equipment;

      (b) at least one hundred twenty (120)days prior to expiration or earlier termination of the Lease, with reference to computer based equipment comprising the Equipment, provide to Lessor a detailed listing of all internal circuit boards by both the model and serial number for all hardware comprising the Equipment and a listing of all software features listed individually;

      (c) at least one hundred twenty (120)days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, provide or cause the vendor(s) or manufacturer(s) to provide to Lessor the following documents: (i) one set of service manuals, and operating manuals including replacements and/or additions thereto, such that all documentation is completely up-to-date; (ii) one set of documents, detailing equipment configuration, operating requirements, maintenance records, and other technical data concerning the set-up and operation of the Equipment, including replacements and/or additions thereto, such that all documentation is completely up-to-date;

      (d) at least one hundred twenty (120)) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, make the Equipment available for on-site operational inspections by potential purchasers, under power, and provide personnel, power and other requirements necessary to demonstrate electrical and mechanical systems for each item of the Equipment;

      (e) at least one hundred twenty (120)days prior to expiration or earlier termination of the Lease, cause manufacturer's representative or qualified equipment maintenance provider, acceptable to Lessor, (the"Authorized Inspector") to perform a comprehensive physical inspection, including testing all material and workmanship of the Equipment and ensure all Equipment and equipment operations conform to all applicable local, state, and federal laws, health and safety guidelines including the then current FDA regulations; and if during such inspection, examination and test, the Authorized Inspector finds any of the material or workmanship to be defective or the Equipment not operating within manufacturer's specifications and the then current FDA regulations, then Lessee shall repair or replace such defective material and, after corrective measures are completed, Lessee will provide for a follow-up inspection of the Equipment by the Authorized Inspector as outlined in the preceding clause;

      (f) have each item of Equipment returned with an in-depth field service report detailing said inspection as outlined in Section (e) above. The report shall certify that the Equipment has been properly inspected, examined and tested and is operating within the manufacturer's specifications;

      (g) provide that all Equipment will be cleaned and cosmetically acceptable, and in such condition so that it may be immediately installed and placed into use in a similar environment;

      (h) properly remove or treat all rust or corrosion;

      (i) ensure all items of Equipment will be completely sterilized, steam-cleaned, and de-greased upon redelivery;

      (j) properly remove all Lessee installed markings which are not necessary for the operation, maintenance or repair of the Equipment;

      (k) ensure the Equipment shall be mechanically and structurally sound, capable of performing the functions for which the Equipment was originally designed, in accordance with the manufacturer's published and recommended specifications;

      (l) provide for the deinstallation, packing, transporting, and certifying of the Equipment to include, but not limited to, the following: (i) the manufacturer's representative shall de-install all Equipment (including all wire, cable and mounting hardware) in accordance with the specifications of the manufacturer; (ii) each item of Equipment will be returned with a certificate supplied by the manufacturer's representative qualifying the Equipment to be in good condition and (where applicable) to be eligible for the manufacturer's maintenance plan; the certificate of eligibility shall be transferable to another operator of the Equipment; (iii) the Equipment shall be packed properly and in accordance with the manufacturer's recommendations, free from all contaminants; (iv) Lessee shall provide for transportation of the Equipment in a manner consistent with the manufacturer's recommendations and practices to any locations within the continental United States as Lessor shall direct; and shall have the Equipment unloaded at such locations; (v) Lessee shall obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and Lessor shall be named as the loss payee on all such policies of insurance; and (vi) Lessee shall provide insurance and safe, secure storage for the Equipment for ninety (90) days after expiration or earlier termination of the Lease at accessible locations satisfactory to Lessor.


H. PAYMENT AUTHORIZATION

   You are hereby irrevocably authorized and directed to deliver and apply the proceeds due under this Schedule as follows:

COMPANY NAME                        ADDRESS                              AMOUNT
--------------------------------------------------------------------------------

Myriad Genetics Inc.  320 Wakara Way  Salt Lake City, UT 84108    $3,551,784.19


This authorization and direction is given pursuant to the same authority authorizing the above-mentioned financing.



   Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

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       IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                 LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION    MYRIAD GENETICS, INC.

By:    /s/ Annette Scallion             By:    /s/ Jay M. Moyes
   ----------------------------------      ----------------------------
Name:  Annette Scallion                 Name:  Jay M. Moyes
     --------------------------------        --------------------------
Title: Senior Transaction Coordinator   Title: V.P. Finance/C.F.O.
      -------------------------------         -------------------------

                                        ATTEST

                                        By:   /s/ Jeff Johnson
                                           ----------------------------
                                        Name: Jeff Johnson
                                             --------------------------